Exhibit 99.1

Dear Shareholders, At Instacart, we are powering the future of grocery through technology. We want to enable any retailer, large or small, to drive success both online and in-store and serve customers in all the ways they choose to shop. To do this, we have spent more than a decade investing in purpose-built technologies that can solve a wide array of complex challenges in grocery. As a result, we have achieved significant scale and accumulated valuable data and insights that give us critical quality and efficiency advantages as we serve our partners. We remain relentlessly focused on driving profitable growth and are investing in our talent, technologies, and products so that we can continue to generate more value for consumers, retailers, brands, and shoppers and, as we do that, for shareholders as well. In Q3, we grew GTV to $7,494 million, up 6% year-over-year, and orders to 66.2 million, up 4% year-over-year, representing continued improvement compared to year-over-year growth in Q2 and Q1. We also delivered a higher-quality mix of GTV growth, with orders driving the majority of our GTV increase and average order value (AOV) growth tempering as we lapped the onset of higher inflation last year. Our continued focus on driving fulfillment efficiencies and strong advertising performance in the quarter helped deliver total revenue and GAAP gross profit year-over-year growth of 14% and 16%, respectively. This, combined with ongoing financial discipline, drove solid bottom line results. While we had a GAAP net loss of $2.0 billion, primarily driven by $2.6 billion of stock-based compensation expense (SBC) that was significantly elevated in the period of our initial public offering (IPO)1, we generated adjusted EBITDA of $163 million, up 120% year-over-year. We have approximately $2.2 billion of cash2, and we established a new $500 million share repurchase program to opportunistically buy back shares. We are the clear leader among digital-first platforms in online grocery. Our strengths are evident across our business: the breadth and depth of our retailer integrations, the quality of the experience and accuracy of our orders, the size of our baskets, the increased order frequency and spend from our customers over time, and the consistent positive unit economics we deliver quarter after quarter. We are confident in our position, even as several macroeconomic factors work against the online grocery industry: COVID is no longer a tailwind, consumers are receiving less government aid, interest rates remain high, and inflation persists. Given our substantially larger scale, these headwinds impact us more than smaller, new entrants. While we expect these and other factors to continue to dampen our current and near-term growth, they do not change our long-term view on online grocery adoption or our competitive advantages. The recipe that makes us the leading online grocery marketplace has not changed. By continuing to deepen and expand our capabilities and services across Selection, Affordability, Quality, and Convenience, we expect to reaccelerate growth in our business and further expand our category leadership over time. 1In Q3’23, we expensed $2,605 million of SBC primarily associated with the cumulative vesting of certain equity awards in connection with our IPO related to grants made before we became a public company. 2Includes cash and cash equivalents, restricted cash and cash equivalents, and marketable securities. 2

First, Selection - We have unmatched selection in grocery, partnering with more than 1,400 retail banners across more than 80,000 locations that collectively represent more than 85% of the U.S. grocery market. But selection is about more than just the number of retailers or stores on a marketplace – it is also about providing a wide selection of services from each store to deliver a more comprehensive user experience and drive stronger customer engagement. This is why we continuously focus on deepening our multi-year relationships with our retail partners, which includes complex integrations to give customers access to “full store” catalogs of more than 1 million unique products, loyalty programs with benefits for being an enrolled customer, payment options such as the ability to pay with SNAP benefits online, and service options like delivery or pickup. For example, after a successful curbside grocery service pilot with Kroger, we have begun expanding this service to hundreds of additional locations. We also welcomed Giant Eagle, a major U.S. grocer, to our marketplace. We have already integrated their myPerks loyalty platform, and we plan to launch more services for Giant Eagle customers starting with alcohol delivery in Ohio and SNAP payment availability for all stores over the coming months. These types of expansions are a testament to our ability to provide new, incremental services that drive more value for our partners. Second, Affordability - Given the heightened macroeconomic pressure consumers face today, it is especially critical for us to present customers with as many savings opportunities as possible and help them pay with alternative funds and benefits available to them. One way we are addressing this is by integrating with retailers’ loyalty programs so customers receive better pricing and deals when shopping on Instacart. And, we added “native” loyalty sign up, which allows customers to join a retailer’s loyalty program directly in our app. We are now integrated with Wegmans’ Shopper Club in addition to ongoing loyalty programs with Kroger, Albertsons, and others. As a result, we saw the number of orders linked to loyalty or club memberships increase by approximately 25% year-over-year in Q3. We are also integrating new payment solutions and recently became the first online grocery marketplace to accept SNAP in all 50 states & Washington D.C. We just launched SNAP with BJ’s Wholesale Club - our first warehouse retailer to accept SNAP via Instacart. And soon, we will begin accepting FSA and HSA benefit cards, as well as select supplemental grocery and over-the-counter health benefits (such as those provided by Medicare Advantage and Medicaid) directly on Instacart. Third, Quality - Delivering an exceptional experience for our customers – from the time they start building their cart to when an order is shopped for and received – is key to driving recurring customer orders and is of the utmost importance to our retail partners. One aspect we are particularly proud of is our ability to fulfill all of the items in a customer's order or identify suitable alternatives when needed. We measure success in this area through our “found rate,” the percentage of requested items found per order, and our “fill rate,” the percentage of requested items found or replaced per order. So far this year, our average found rates and fill rates are the highest they have been post-2019. To accomplish this, we have deep integrations with our retailers’ catalogs, which we layer our proprietary Machine Learning (ML) models on to predict inventory availability down to the store-level and on a close to real-time basis (minutes). We continue to enhance our process, including our badging algorithms, which helps manage customers’ upfront expectations by identifying high-in-stock and low-in-stock items. We are also using ML to further enhance our replacement suggestions, including taking into account customer preferences like price points, diet preferences, and favorite brands. In Q3, we successfully recommended more than 75 million replacements, with an average customer satisfaction rate of approximately 95% with the replaced item. 3

Fourth, Convenience - Many customers rely on Instacart for convenience and want their groceries as quickly as possible. Our scale – represented by our density of customers, shoppers, and retailers – has allowed us to significantly improve the speed at which we can fulfill orders. In 2018, the fastest delivery option our customers had was to schedule the next available 2-hour delivery window. Now, our fastest delivery option is priority, which had a median delivery time of less than 50 minutes and represented 36% of our orders in Q3. Convenience also means helping our customers simplify the process of building their cart and meal planning. By leveraging Artificial Intelligence (AI) and ML, we started testing Simple Meals, a new adaptive feature that proactively provides customers with recipe suggestions based on items that are added to their cart in real-time. Once a customer identifies a desired Simple Meal, we also make it easy to add any missing ingredients necessary for the recipe with just one-click. In addition to our focus on reaccelerating growth in online grocery, we are also making progress with our in-store technologies. This is important because even if online grocery penetration doubles or triples over the next several years as market studies expect, approximately two-thirds or more of grocery sales would still occur at brick and mortar stores. Research also shows that omni-channel consumers – those who shop both online and in-store – spend two to four times more than those that only shop in-store, making these customers more valuable for our retailer partners. At the heart of our in-store technologies is the Caper Cart, a smart shopping cart that uses computer vision and AI to automatically identify items as they are placed in the cart. Caper Carts also provide customers with digital access to their Instacart shopping list, personalized promotions and savings as they shop, and of course, the ability to pay for the items in their cart when they are finished – without waiting in line or at a checkout counter. Building upon momentum with Bristol Farms, Kroger, Sobeys, Wakefern, and others, our Caper Carts are coming to Geissler’s Supermarket, Gelson’s, and Schnucks stores starting this year and throughout 2024. Overall, I continue to be excited about the long-term outlook for online grocery adoption and the growth initiatives we have in place to further expand our category leadership. At the same time, we are staying relentlessly focused on delivering more profitable growth. While we have successfully transformed the unit economics of our business and delivered five consecutive quarters of profitability pre-IPO, there is still more work to do. We continue to invest in initiatives that can drive additional fulfillment efficiencies by improving batch rate, average time spent per order, and order quality to reduce appeasements and refunds as well as cancellations and redeliveries. We are also investing in additional measurement tools, capabilities, and ad formats that can deliver more value to our existing and new brand partners and drive further growth in advertising & other revenue. Finally, we will remain disciplined in how we allocate marketing spend and customer incentives – rather than maximizing near-term orders and GTV, we will continue to prioritize initiatives that we expect will lead to incremental, sustainable gross profit. In summary, I am confident in our strategy and our ability to continue delivering strong earnings - all while pursuing growth opportunities that can generate more value for our partners, our team, and our shareholders. Fidji Simo Chief Executive Officer 4

# Additional Business Updates

**Consumers**

Millions of customers rely on us for their weekly grocery shopping needs, for their monthly bulk-store order, for their last-minute ingredient order, and for many other use cases. To make Instacart more accessible and comprehensive for all of our customers – new, current, or returning – we are constantly focused on enhancing our product and establishing new partnerships. Below are a few recent highlights:

- Making our product even easier to use requires continuous improvement and innovation of new features, including:
    - Introduced a new **Buy It Again** tab to help customers efficiently build their carts by surfacing usual purchases from past orders, organizing items into frequently shopped aisle categories, plus highlighting savings opportunities on these items.
    - Introduced **Adaptive Search**, which provides customers with a more responsive search experience. For example, a focused search will turn up highly specific matches in a simplified, targeted product grid, while a broad search for something like "snacks" will show dozens of results broken down by categories like chips, crackers, cheese, etc.
    - Rolled out a **Streamlined Order Tracking** interface that makes it easier for customers to follow the progress of orders, choose last minute replacements when items they ordered are out of stock, and continue to add items to their cart after checking out.
    - We improved the onboarding experience for **Instacart+ members** who want to invite family members to shop together using **Family Accounts**. In addition, family members can now see order updates and track when it will arrive.
- Launched a partnership with Mastercard in the U.S. that provides eligible cardholders a two-month free trial of Instacart+ and $10 off their second eligible Instacart purchase each month.
- Expanded and established partnerships that leverage Instacart Health **Fresh Funds**, which are grocery stipends designed to provide individuals, families, and patients access to fresh, nutritious foods, all while studying the impact of food as medicine on health outcomes. New partners include Kaiser Permanente, Mount Sinai Solutions, Wellness West, and the City of Columbia, South Carolina. Separately, we expanded our partnership with Partnership for a Healthier America.


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Streamlined Order Tracking lets customers follow the progress of orders

Q3 2023

5

- Partnered with [Alignment Health] to offer a new co-branded Medicare Advantage plan that includes an Instacart grocery benefit to make nutritious food more accessible to seniors with chronic illnesses in 13 counties across California and Nevada.
- Launched **business profiles** and **team member accounts**, which allow businesses to keep their personal and business shopping separate as well as multiple team members to manage the shopping for a business. We also rolled out tax-exempt shopping for eligible business customers in 33 states.

**Retailers**

We are deepening our relationships with the more than 1,400 retailer banners we work with to drive more growth and efficiency from their more than 80,000 locations. We are also onboarding new retailers that are looking for omni-channel solutions. Below are a few recent highlights:

- Welcomed new retailers to Instacart Marketplace, including:
  - Grocers: Giant Eagle, **Houchens Food Group**, and **No Frills**, in addition to ongoing momentum in the local independent grocer space, having onboarded more than 600 new stores so far in 2023.
  - Vertical retailers: **At Home**, Camping World, **JD Sports and Finish Line**, **London Drugs**, and **Pet Food Express**.
- Deepened our retailer partnerships, including:
  - Began scaling pickup across **Coborn's** full network of 135 stores across 5 states.
  - Launched Virtual Convenience with **Wakefern** and The Save Mart Companies banners (**FoodMaxx**, **Lucky,** and **Save Mart**).
  - Launched prescription delivery and a new floral storefront with **Publix**.
  - Launched a fulfillment solution for **Hy-Vee** orders received on their owned and operated website.
- Continued to strengthen our enterprise suite of offerings, with new capabilities including:
  - Customized Storefronts make it easier for retailers like Gelson's Markets and Stew Leonard's to modify their homepages, create custom landing pages, and build shoppable campaigns.


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Q3 2023
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- **Ask Instacart for Storefront** brings the Ask Instacart search functionality – previously available only on Instacart Marketplace – directly to retailers' owned and operated websites. Ask Instacart leverages the natural language capabilities of OpenAI's ChatGPT and Instacart's own AI models and unique catalog data to provide customers with product recommendations, product attributes, dietary considerations, and more.
- **In-Store mode** lets customers build shopping lists from home and access key details such as in-store price, stock levels, sale items, and more. Once at the store, In-Store mode automatically sorts lists by aisle and enables users to clip and redeem coupons at select locations.

**Brands**

Our advertising solutions connect our more than 5,500 active brand partners with high-intent customers by driving product discovery and incremental sales. We remain focused on expanding our insights and measurement capabilities, and providing new ad formats to allow brands to build even more customized, integrated ad experiences on our marketplace. We are also introducing new off-marketplace ad capabilities to deliver results for brands across numerous channels. Below are a few recent highlights:

- We continue to enhance our **measurement capabilities** and have conducted **dozens of sales lift tests** with our CPG partners with positive results. Recent case studies with Bitchin' Sauce, Carbone Fine Food, and Chomps all demonstrated incredible return on advertising spend and helped our partners achieve varying sales targets.
- Launched new **contextual sponsored product ad experiences**, using large-language-model powered recommendations to show complementary and personalized products that are updated in real-time. An example would be a "Movie Night" carousel of products to inspire occasion-based discovery, or a set of complementary products that can help customers build their baskets based on items already added to their cart.
- **Enhanced our Stock Up & Save (SUAS) ad format,** which lets brands offer "Buy X, Get Y" deals online. This powerful basket-building tool helped Kodiak drive higher cross-shop across product categories within their portfolio and achieve more than two times growth in basket size. SUAS also benefits Instacart customers and now represents more than one-third of CPG-funded savings year-to-date.


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Q3 2023
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- Integrated with third-party verification leaders **DoubleVerify and Integral Ad Science** to increase transparency and confidence for brand partners. These independent measurement platforms validate that Instacart Ads are being seen by real people, helping to drive successful campaigns for our partners.

- Established a partnership with **The Trade Desk**, which lets select CPG advertisers enhance their programmatic campaigns in The Trade Desk with Instacart's first-party data to build category-based audience segments based on desired goals.

**Shoppers**

Building and maintaining a robust, satisfied network of approximately 600,000 shoppers requires listening to feedback, protecting what is working, and enhancing areas that need improvement. Below are a few recent highlights:

- Introduced and enhanced features that enable shoppers to earn more on complex batches and during high-demand times including:
    - **Heavy Item Pay** of at least $2 is now guaranteed for batches that have heavy items on top of the minimum batch pay. As always, shoppers can opt out of heavy batches and will never be penalized for not accepting a batch.
    - **Long Distance Batch Pay** takes into account the distance the shopper has to drive to get to the store to shop for a batch. This is in addition to the distance already incorporated into batch pay for the shopper's drive to deliver the order.
    - **Peak Earnings Times** pay shoppers more when there is more demand, and we provide this information to shoppers on an hour-by-hour basis. This is an evolution of our peak earning days feature, which pays shoppers more on days when there is higher demand.

- **Extended customer chat with shoppers** for up to 20 minutes after delivery, and implemented improvements to the recipient's address and delivery instructions to help increase successful delivery rates.


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Peak Earnings Times pay shoppers more when there is higher demand

Q3 2023

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# Q3'23 Financial Update

**Q3'23 Highlights**

- GTV of $7,494 million, up 6% year-over-year.
- Orders of 66.2 million, up 4% year-over-year.
- Total revenue of $764 million, up 14% year-over-year, representing 10.2% of GTV.
- Transaction revenue of $542 million, up 12% year-over-year, representing 7.2% of GTV.
- Advertising & other revenue of $222 million, up 19% year-over-year, representing 3.0% of GTV.
- GAAP gross profit of $561 million, up 16% year-over-year, representing 7.5% of GTV and 73% of total revenue.
- GAAP net loss of $1,999 million, representing 26.7% of GTV and 262% of total revenue, was down $2,035 million year-over-year, reflecting a $2,595 million increase in SBC, which was significantly elevated in the period of our IPO[2].
- Adjusted EBITDA of $163 million, up 120% year-over-year, representing 2.2% of GTV and 21% of total revenue.

**GTV, Orders & Total Revenue**



GTV ($M)
$7,080
$7,494
YoY Growth
19%
6%
Q3'22
Q3'23
Orders (M)
63.8
66.2
YoY Growth
18%
4%
Q3'22
Q3'23
Total Revenue ($M)
$668
$764
YoY Growth
41%
14%
Q3'22
Q3'23

GTV was $7,494 million, up 6% year-over-year, driven by orders of 66.2 million, which grew 4% year-over-year, and AOV of $113, up 2% year-over-year. During the quarter, GTV performance from our mature cohorts (2021 and prior) collectively declined year-over-year, but the rate of the decline improved in Q3 compared to Q2 (and Q2 also improved compared to Q1). This decline continued to be more than offset by new customer activations.

We also delivered a higher-quality mix of GTV growth. Orders drove the majority of our GTV increase, and AOV growth tempered as we lapped the onset of higher inflation last year. For two out of the last three quarters, we also started to see the average price per item in an order decline sequentially, and average items per order increase in the same periods. While it is too early to tell if these trends will persist, we believe they would be positive for overall growth over time as customers can purchase more goods per dollar of spend.

Beyond GTV growth, our continued focus on driving fulfillment efficiencies and strong advertising performance in the quarter helped deliver total revenue of $764 million, up 14% year-over-year.

---

[2] *In Q3'23, we expensed $2,605 million of SBC primarily associated with the cumulative vesting of certain equity awards in connection with our IPO related to grants made before we became a public company, compared to $10 million of SBC in Q3'22.*

Q3 2023
9

## Transaction Revenue and Advertising & Other Revenue



Transaction Revenue ($M)
$482
$542
YoY Growth
45%
12%
Q3'22
Q3'23
% of GTV
6.8%
7.2%



Advertising & Other Revenue ($M)
$186
$222
YoY Growth
33%
19%
Q3'22
Q3'23
% of GTV
2.6%
3.0%

Transaction revenue was $542 million, up 12% year-over-year. It now represents 7.2% of GTV, compared to 6.8% of GTV in Q3'22. This growth as a percent of GTV was primarily driven by fulfillment efficiencies, partially offset by reinvestments in customer incentives targeted at customer acquisition, habituation, and resurrection. Similar to Q2'23, our year-over-year growth in transaction revenue has started to align more closely with GTV compared to the elevated growth we drove in Q2'22 through Q1'23 as we lapped significant fulfillment efficiencies and customer fee optimizations made in prior periods.

Advertising & other revenue was $222 million, up 19% year-over-year. This growth was driven by stronger than anticipated advertiser spending in back-to-school and fall football campaigns, as well as ongoing momentum from our initiatives to deliver and demonstrate value to advertisers. These drivers combined with lower year-over-year GTV growth in recent periods helped advertising & other investment rate[3] increase by 34 basis points year-over-year to 3.0% in Q3'23 compared to 2.6% in the prior year quarter. Moving forward, as we lap the full ramp up of shoppable display and shoppable video launches in Q4'22 and the start of lower GTV year-over-year growth rates in Q1'23, we expect year-over-year advertising & other investment rate to grow more slowly in the near-term, before steadily expanding toward our long-term targets over time.

## GAAP Gross Profit



GAAP Gross Profit ($M)
$485
$561
YoY Growth
48%
16%
Q3'22
Q3'23
% of GTV
6.9%
7.5%
% of Total Rev.
73%
73%

GAAP gross profit was $561 million, up 16% year-over-year. It now represents 7.5% of GTV and 73% of total revenue compared to 6.9% of GTV and 73% of total revenue in Q3'22. This year-over-year improvement in GAAP gross profit as a percent of GTV was driven by transaction revenue as a percent of GTV expanding 42 basis points as well as advertising & other investment rate increasing by 34 basis points, partially offset by higher GAAP cost of revenue primarily due to a $17 million, or 23 basis point, increase in SBC as a percent of GTV in the period of our IPO[4].

[3] *Defined as advertising & other revenue as a percent of GTV.*

[4] *In Q3'23, we expensed $17 million of SBC within cost of revenue primarily associated with the cumulative vesting of certain equity awards in connection with our IPO related to grants made before we became a public company.*

Q3 2023
10

Operating Expenses From Q3’22 to Q2’23, GAAP operating expenses have steadily improved from 6.4% of GTV to 5.5% of GTV; however, in Q3’23, GAAP operating expenses represented 40.3% of GTV, primarily driven by $2,588 million or 34.5% of GTV of SBC, which was significantly elevated in the period of our IPO5. This impact from SBC drove every operating expense line item to increase year-over-year as a percent of GTV, with the impact to R&D being the most significant. Since adjusted total operating expenses exclude the impact of SBC - we see that collectively over the last 5 quarters, adjusted total operating expenses as a percent of GTV improved from 5.9% a year ago to 5.6% in Q3’23. This year-over-year improvement was driven by lower adjusted S&M as a percent of GTV, partially offset by growth in adjusted G&A as a percent of GTV primarily due to higher indirect tax expense and uncollectible account receivables in the period. Over the long-term, we continue to expect adjusted total operating expense leverage to be primarily driven by adjusted R&D and adjusted S&M growing slower than GTV with adjusted O&S and adjusted G&A contributing less leverage given they are already quite optimized. 5In Q3’23, we expensed $2,588 million of SBC within operating expenses primarily associated with the cumulative vesting of certain equity awards in connection with our IPO related to grants made before we became a public company. The additional breakdown of SBC in Q3’23 by line item includes $85 million in O&S, $1,711 million in R&D, $292 million in S&M, and $500 million in G&A. 11

GAAP Net Income (Loss), Adjusted EBITDA & Operating Cash Flow GAAP net loss of $1,999 million, representing 26.7% of GTV and 262% of total revenue, was down $2,035 million year-over-year, reflective of a $2,595 million year-over-year increase in SBC, which was significantly elevated in the period of our IPO6. Adjusted EBITDA of $163 million, representing 2.2% of GTV and 21% of total revenue, grew by $89 million year-over-year. We also generated operating cash flow of $111 million, down $18 million year-over-year primarily due to the collection timing of accounts receivable. We ended the quarter with approximately $2.2 billion in cash7. Financial Outlook In Q4’23, we expect year-over-year GTV growth to remain in the 5-6% range and the composition of this growth to continue to be driven more by orders growth than AOV growth as inflation wanes year-over-year. We also expect to expand adjusted EBITDA quarter-over-quarter and year-over-year with adjusted EBITDA of $165 million to $175 million. We expect the primary driver of this expansion to be sequential growth in advertising & other revenue because of seasonality. We will also be prepared to spend more on sales and marketing if we see the right opportunities to drive long-term growth throughout the quarter. For the full year 2023, this results in anticipated mid-single digit year-over-year GTV growth and three times more adjusted EBITDA than 2022. This expected performance will also demonstrate meaningful progress toward our long-term adjusted EBITDA as a percent of GTV target and our ongoing ability to drive profitable growth over time. We have not provided the forward-looking GAAP equivalent to our adjusted EBITDA outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, certain legal and regulatory accruals and settlements, and reserves for sales and other indirect taxes. Accordingly, a reconciliation of this non-GAAP guidance metric to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on future GAAP results. 6In Q3’23, we expensed $2,605 million of SBC primarily associated with the cumulative vesting of certain equity awards in connection with our IPO related to grants made before we became a public company, compared to $10 million of SBC in Q3’22. 7Includes cash and cash equivalents, restricted cash and cash equivalents, and marketable securities. 12

Live Conference Call Instacart management will host a conference call to discuss the company's results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Wednesday, November 8. To access a live webcast of the conference call, please visit our Investor Relations website at https://investors.instacart.com. After the call concludes, a replay will be made available on the Investor Relations website. Forward-Looking Statements This letter and the accompanying oral presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding our financial outlook, trends in our business, our plans and expectations regarding future products, features and partnerships, including expansion of our capabilities and services, our ability to reaccelerate growth in our business and the industry at-large, our strategic priorities, investments, and initiatives, and our share repurchase program. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. The forward-looking statements contained in this letter and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our ability to achieve or maintain profitability and profitable growth; our ability to operate our business and effectively manage our growth and margins under evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments; our ability to effectively manage the increasing scale, scope, and complexity of our business; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; economic and industry trends; our ability to attract and increase engagement of customers and shoppers; our ability to maintain and expand our relationships with retailers and advertisers; competition in our markets; the effects of the COVID-19 pandemic, including as those effects subside; our ability to expand our offerings to existing or new customers, retailers, and advertisers and whether retailers and advertisers launch or utilize our offerings in the manner and timing that we expect; our ability to continue to grow across our current markets and expand into new markets; our estimated market opportunity; the occurrence of any security incidents or disruptions of service on our platform or technology offerings; our ability to develop new products, offerings, features, and use cases and bring them to market in a timely manner, and whether current and prospective customers, retailers, advertisers, and shoppers will adopt these new products, offerings, features, and use cases; our reliance on key personnel and our ability to attract, integrate, and retain management and skilled personnel; our ability to acquire and successfully integrate other businesses; legal and governmental proceedings, new or changes to laws and regulations and other regulatory matters and developments, particularly with respect to the classification of shoppers on our platform; and our reliance on third-party devices, operating systems, applications, and services that we do not control; as well as other risks described from time to time in our filings with the Securities and Exchange Commission (SEC), including in our final prospectus for our IPO, filed with the SEC on 13

September 20, 2023, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that we will file with the SEC. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this letter and the accompanying oral presentation primarily on information available to us as of the date of this letter and the accompanying oral presentation and our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements. Key Business Metrics We use the following key business metrics to help us evaluate our business, identify trends affecting our performance, formulate business plans, and make strategic decisions. ● Gross Transaction Value (GTV):We define GTV as the value of the products sold based on prices shown on Instacart, in addition to applicable taxes, deposits and other local fees, and customer tips, which go directly to shoppers, and customer fees, which include flat subscription fees related to Instacart+ that are charged monthly or annually, and other fees. GTV consists of orders completed through Instacart Marketplace or services that are part of the Instacart Enterprise Platform. We believe that GTV indicates the health of our business, including our ability to drive revenue and profits, and the value we provide to our constituents. ● Orders:We define an order as a completed customer transaction to purchase goods for delivery or pickup from a single retailer on Instacart during the period indicated, including those completed through Instacart Marketplace or retailer’s owned and operated online storefronts that are powered by Instacart Enterprise Platform. We believe that orders are an indicator of the scale and growth of our business as well as the value we bring to our constituents. Non-GAAP Financial Measures We use the following non-GAAP financial measures in conjunction with GAAP measures to assess performance, to inform the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to discuss our business and financial performance with our board of directors. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and 14 financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry. Adjusted EBITDA, Adjusted EBITDA as a Percent of GTV, and Adjusted EBITDA Margin.We define adjusted EBITDA as net income (loss), adjusted to exclude (i) provision for (benefit from) income taxes, (ii) interest income, (iii) other income (expense), net, (iv) depreciation and amortization expense, (v) stock-based compensation expense, (vi) certain payroll taxes related to stock-based compensation expense incurred in connection with our IPO, (vii) certain legal and regulatory accruals and settlements, net, (viii) reserves for sales and other indirect taxes, (ix) acquisition-related expenses, and (x) non-capitalizable expenses related to the public listing of our common stock and issuance costs related to the issuance of our Series A Preferred Stock. We define adjusted EBITDA margin as adjusted EBITDA as a percent of total revenue. We use adjusted EBITDA, adjusted EBITDA as a percent of GTV, and adjusted EBITDA margin because they are important measures upon which our management assesses our operating performance and the operating leverage in our business. Because adjusted EBITDA, adjusted EBITDA as a percent of GTV, and adjusted EBITDA margin facilitate internal comparisons of our historical operating performance, including as an indication of our total revenue growth and operating efficiencies when compared to GTV and total revenue over time, we use them to evaluate the effectiveness of our strategic initiatives and for business planning purposes. We also believe that adjusted EBITDA, adjusted EBITDA as a percent of GTV, and adjusted EBITDA margin, when taken collectively, may be useful to investors because they provide consistency and comparability with past financial performance, so that investors can evaluate our operating efficiencies by excluding certain items that may not be indicative of our business, results of operations, or outlook. In addition, we believe adjusted EBITDA is widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of operational performance. Adjusted EBITDA, adjusted EBITDA as a percent of GTV, and adjusted EBITDA margin should not be considered as alternatives to net income (loss), net income (loss) as a percent of GTV, net income (loss) as a percent of total revenue, or any other measure of financial performance calculated and presented in accordance with GAAP. There are a number of limitations related to the use of adjusted EBITDA, adjusted EBITDA as a percent of GTV, and adjusted EBITDA margin rather than net income (loss), net income (loss) as a percent of GTV, and net income (loss) as a percent of total revenue, which are the most directly comparable GAAP measures. Some of these limitations are that each of adjusted EBITDA, adjusted EBITDA as a percent of GTV, and adjusted EBITDA margin: ● excludes stock-based compensation expense; ● excludes certain payroll taxes related to stock-based compensation expense incurred in connection with our IPO; ● excludes depreciation and amortization expense, and although these are non-cash expenses, the assets being depreciated may have to be replaced in the future, increasing our cash requirements; ● does not reflect the positive or adverse adjustments related to the reserve for sales and other indirect taxes or certain legal regulatory accruals and settlements; ● does not reflect interest income which increases cash available to us; ● does not reflect other income that may increase cash available to us; ● does not reflect other income and expense that includes unrealized and realized gains and losses on foreign currency exchange; and ● does not reflect provision for or benefit from income taxes that reduces or increases cash available to us. 15

Adjusted Cost of Revenue and Adjusted Cost of Revenue as a Percent of GTV.We define adjusted cost of revenue as cost of revenue excluding depreciation and amortization expense and stock-based compensation expense. Adjusted Operations and Support Expense and Adjusted Operations and Support Expense as a Percent of GTV. We define adjusted operations and support expense as operations and support expense excluding depreciation and amortization expense, stock-based compensation expense, and certain payroll taxes related to stock-based compensation. Adjusted Research and Development Expense and Adjusted Research and Development Expense as a Percent of GTV.We define adjusted research and development expense as research and development expense excluding depreciation and amortization expense, stock-based compensation expense, certain payroll taxes related to stock-based compensation, and acquisition-related expenses. Adjusted Sales and Marketing Expense and Adjusted Sales and Marketing Expense as a Percent of GTV. We define adjusted sales and marketing expense as sales and marketing expense excluding depreciation and amortization expense, stock-based compensation expense, certain payroll taxes related to stock-based compensation, and acquisition-related expenses. Adjusted General and Administrative Expense and Adjusted General and Administrative Expense as a Percent of GTV.We define adjusted general and administrative expense as general and administrative expense excluding depreciation and amortization expense, stock-based compensation expense, certain payroll taxes related to stock-based compensation, certain legal and regulatory accruals and settlements, net, reserves for sales and other indirect taxes, acquisition-related expenses, non-capitalizable expenses related to the public listing of our common stock, and issuance costs related to the issuance of our Series A Preferred Stock. Adjusted Total Operating Expenses and Adjusted Total Operating Expenses as a Percent of GTV.We define adjusted total operating expenses as the sum of adjusted operations and support expense, adjusted research and development expense, adjusted sales and marketing expense and adjusted general and administrative expense. We exclude depreciation and amortization expense and stock-based compensation expense from our non-GAAP financial measures as these are non-cash in nature. We exclude certain payroll taxes related to the cumulative net settlement of certain equity awards upon our IPO, certain legal and regulatory accruals and settlements, net, reserves for sales and other indirect taxes, acquisition-related expenses, and issuance costs related to the issuance of our Series A Preferred Stock as these are not indicative of our operating performance. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies, which reduce their usefulness as comparative measures. In addition, other companies may not publish these or similar measures. Further, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. We encourage investors to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this letter for the reconciliation of GAAP to non-GAAP results. 16

MAPLEBEAR INC. DBA INSTACART CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in millions) As of December 31, As of September 30, 2022 2023 ASSETS Current assets: Cash and cash equivalents $ 1,505 $ 2,010 Short-term marketable securities 209 56 Accounts receivable, net 842 841 Restricted cash and cash equivalents, current 75 75 Prepaid expenses and other current assets 109 91 Total current assets 2,740 3,073 Long-term marketable securities 28 — Restricted cash and cash equivalents, noncurrent 19 19 Property and equipment, net 38 108 Operating lease right-of-use assets 41 33 Intangible assets, net 103 82 Goodwill 317 318 Deferred tax assets, net 371 775 Other assets 12 13 Total assets $ 3,669 $ 4,421 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT) Current liabilities: Accounts payable $ 88 $ 57 Accrued and other current liabilities 515 412 Operating lease liabilities, current 13 13 Deferred revenue 179 201 Total current liabilities 795 683 Operating lease liabilities, noncurrent 36 30 Other long-term liabilities 80 49 Total liabilities 911 762 Redeemable convertible preferred stock 2,822 — Series A redeemable convertible preferred stock — 175 Stockholders’ equity (deficit): Preferred stock — — Common stock — — Exchangeable shares — — Additional paid-in capital 918 6,220 Accumulated other comprehensive loss (5) (2) Accumulated deficit (977) (2,734) Total stockholders’ equity (deficit) (64) 3,484 Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit) $ 3,669 $ 4,421 17

MAPLEBEAR INC. DBA INSTACART CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in millions, except share amounts, which are reflected in thousands, and per share amounts) Three Months Ended September 30, Nine Months Ended September 30, 2022 2023 2022 2023 Revenue $ 668 $ 764 $ 1,794 $ 2,239 Cost of revenue 183 203 540 569 Gross profit 485 561 1,254 1,670 Operating expenses: Operations and support 57 145 187 273 Research and development 127 1,850 370 2,107 Sales and marketing 172 455 488 782 General and administrative 96 568 249 696 Total operating expenses 452 3,018 1,294 3,858 Income (loss) from operations 33 (2,457) (40) (2,188) Other expense, net (5) (5) (7) (2) Interest income 5 23 7 57 Income (loss) before benefit from income taxes 33 (2,439) (40) (2,133) Benefit from income taxes (3) (440) (2) (376) Net income (loss) $ 36 $ (1,999) $ (38) $ (1,757) Undistributed earnings attributable to preferred stockholders (36) — — — Net income (loss) attributable to common stockholders, basic and diluted $ — $ (1,999) $ (38) $ (1,757) Net income (loss) per share attributable to common stockholders, basic and diluted $ — $ (20.86) $ (0.52) $ (21.92) Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted 72,010 95,836 71,783 80,180 18

MAPLEBEAR INC. DBA INSTACART CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions) Three Months Ended Nine Months Ended September 30, September 30, 2022 2023 2022 2023 OPERATING ACTIVITIES Net income (loss) $ 36 $ (1,999) $ (38) $ (1,757) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization expense 8 11 23 33 Stock-based compensation expense 10 2,605 23 2,614 Provision for bad debts 3 9 7 18 Amortization of operating lease right-of-use assets 4 4 10 11 Deferred income taxes — (412) — (394) Other 5 4 5 (3) Changes in operating assets and liabilities, net of effects of business acquisitions: Accounts receivable — (86) 122 (17) Prepaid expenses and other assets 1 3 (19) 14 Accounts payable 9 10 — (31) Accrued and other current liabilities 63 (11) 73 (108) Deferred revenue (3) 2 36 22 Operating lease liabilities (4) (4) (10) (11) Other long-term liabilities (3) (25) (4) (38) Net cash provided by operating activities 129 111 228 353 INVESTING ACTIVITIES Purchases of marketable securities (6) (10) (158) (90) Maturities of marketable securities 109 83 344 274 Purchases of property and equipment, including capitalized internal-use software (8) (16) (21) (38) Purchases of patents — — (2) — Acquisitions of businesses, net of cash acquired (93) — (93) — Net cash provided by investing activities 2 57 70 146 FINANCING ACTIVITIES Proceeds from the issuance of common stock upon initial public offering, net of underwriting discounts — 401 — 401 Proceeds from issuance of Series A redeemable convertible preferred stock — 175 — 175 Taxes paid related to net share settlement of equity awards — (570) — (570) Proceeds from exercise of stock options — 3 1 3 Proceeds from exercise of common stock warrants — — 34 — Changes in advances from payment card issuer (58) — — — Deferred offering costs paid — (2) — (3) Net cash provided by (used in) financing activities (58) 7 35 6 Effect of foreign exchange on cash, cash equivalents, and restricted cash and cash equivalents (7) (3) (7) — Net increase in cash, cash equivalents, and restricted cash and cash equivalents 66 172 326 505 Cash, cash equivalents, and restricted cash and cash equivalents - beginning of period 1,425 1,932 1,165 1,599 Cash, cash equivalents, and restricted cash and cash equivalents - end of period $ 1,491 $ 2,104 $ 1,491 $ 2,104 19

MAPLEBEAR INC. DBA INSTACART KEY BUSINESS METRICS AND RECONCILIATION OF GAAP TO NON-GAAP RESULTS (unaudited, in millions) Three Months Ended September 30, 2022 2023 Gross transaction value $ 7,080 $ 7,494 Orders 63.8 66.2 Net income (loss) $ 36 $ (1,999) Benefit from income taxes (3) (440) Interest income (5) (23) Other expense, net 5 5 Depreciation and amortization expense 8 11 Stock-based compensation expense 10 2,605 Certain payroll taxes related to stock-based compensation (1) — 24 Certain legal and regulatory accruals and settlements, net (2) 18 — Reserves for sales and other indirect taxes (3) (2) (23) Acquisition-related expenses 7 — Other (4) — 3 Adjusted EBITDA $ 74 $ 163 Net income (loss) as a percent of GTV 0.5% (26.7)% Adjusted EBITDA as a percent of GTV 1.0% 2.2 % Revenue $ 668 $ 764 Net income (loss) as a percent of total revenue 5% (262)% Adjusted EBITDA margin 11% 21% (1) Represents employer payroll taxes related to the vesting and net settlement of certain RSUs, vesting of certain restricted stock, and net exercise of certain stock options in connection with our IPO. (2) Represents certain legal, regulatory, and policy expenses related to worker classification matters. (3) Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers. (4) Represents issuance costs related to the issuance of our Series A Preferred Stock. 20

## MAPLEBEAR INC. DBA INSTACART

### RECONCILIATION OF GAAP TO NON-GAAP RESULTS

***(unaudited, in millions)***

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | Sept. 30, 2022 | Dec. 31, 2022 | Mar. 31, 2023 | Jun. 30, 2023 | Sept. 30, 2023 |
| Cost of revenue | $ 183 | $ 180 | $ 177 | $ 189 | $ 203 |
| Depreciation and amortization expense | (4) | (7) | (6) | (6) | (7) |
| Stock-based compensation expense | — | — | — | — | (17) |
| Adjusted cost of revenue | $ 179 | $ 173 | $ 171 | $ 183 | $ 179 |
| Cost of revenue as a percent of GTV | 2.6 % | 2.4 % | 2.4 % | 2.5 % | 2.7 % |
| Adjusted cost of revenue as a percent of GTV | 2.5 % | 2.3 % | 2.3 % | 2.4 % | 2.4 % |
| | | | | | |
| Operations and support | $ 57 | $ 65 | $ 67 | $ 61 | $ 145 |
| Depreciation and amortization expense | (1) | — | (1) | (1) | — |
| Stock-based compensation expense | — | — | — | — | (85) |
| Certain payroll taxes related to stock-based compensation [(1)] | — | — | — | — | (2) |
| Adjusted operations and support | $ 56 | $ 65 | $ 66 | $ 60 | $ 58 |
| Operations and support as a percent of GTV | 0.8 % | 0.9 % | 0.9 % | 0.8 % | 1.9 % |
| Adjusted operations and support as a percent of GTV | 0.8 % | 0.9 % | 0.9 % | 0.8 % | 0.8 % |
| | | | | | |
| Research and development | $ 127 | $ 148 | $ 127 | $ 130 | $ 1,850 |
| Depreciation and amortization expense | (1) | (1) | (1) | (1) | (1) |
| Stock-based compensation expense | (3) | (8) | (2) | (2) | (1,711) |
| Certain payroll taxes related to stock-based compensation [(1)] | — | — | — | — | (14) |
| Acquisition-related expenses | (1) | — | — | — | — |
| Adjusted research and development | $ 122 | $ 139 | $ 124 | $ 127 | $ 124 |
| Research and development as a percent of GTV | 1.8 % | 2.0 % | 1.7 % | 1.7 % | 24.7 % |
| Adjusted research and development as a percent of GTV | 1.7 % | 1.9 % | 1.7 % | 1.7 % | 1.7 % |
| | | | | | |
| Sales and marketing | $ 172 | $ 172 | $ 161 | $ 166 | $ 455 |
| Depreciation and amortization expense | (1) | (2) | (2) | (2) | (2) |
| Stock-based compensation expense | (1) | (1) | (1) | (1) | (292) |
| Certain payroll taxes related to stock-based compensation [(1)] | — | — | — | — | (2) |
| Acquisition-related expenses | (1) | 3 | (1) | 5 | — |
| Adjusted sales and marketing | $ 169 | $ 172 | $ 157 | $ 168 | $ 159 |
| Sales and marketing as a percent of GTV | 2.4 % | 2.3 % | 2.2 % | 2.2 % | 6.1 % |
| Adjusted sales and marketing as a percent of GTV | 2.4 % | 2.3 % | 2.1 % | 2.2 % | 2.1 % |

Q3 2023

21

# MAPLEBEAR INC. DBA INSTACART

## RECONCILIATION OF GAAP TO NON-GAAP RESULTS (CONTINUED)

***(unaudited, in millions)***

| | Three Months Ended | | | | |
|---|---|---|---|---|---|
| | Sept. 30, 2022 | Dec. 31, 2022 | Mar. 31, 2023 | Jun. 30, 2023 | Sept. 30, 2023 |
| General and administrative | $ 96 | $ 90 | $ 77 | $ 51 | $ 568 |
| Depreciation and amortization expense | (1) | (1) | (1) | (1) | (1) |
| Stock-based compensation expense | (6) | (1) | (2) | (1) | (500) |
| Certain payroll taxes related to stock-based compensation (1) | — | — | — | — | (6) |
| Certain legal and regulatory accruals and settlements, net (2) | (18) | (13) | (1) | 7 | — |
| Reserves for sales and other indirect taxes (3) | 2 | (1) | (1) | 12 | 23 |
| Acquisition-related expenses | (5) | 1 | — | — | — |
| Other (4) | — | — | — | — | (3) |
| Adjusted general and administrative | $ 68 | $ 75 | $ 72 | $ 68 | $ 81 |
| General and administrative as a percent of GTV | 1.4 % | 1.2 % | 1.0 % | 0.7 % | 7.6 % |
| Adjusted general and administrative as a percent of GTV | 1.0 % | 1.0 % | 1.0 % | 0.9 % | 1.1 % |

| | Sept. 30, 2022 | Dec. 31, 2022 | Mar. 31, 2023 | Jun. 30, 2023 | Sept. 30, 2023 |
|---|---|---|---|---|---|
| Total operating expenses | $ 452 | $ 475 | $ 432 | $ 408 | $ 3,018 |
| Depreciation and amortization expense | (4) | (4) | (5) | (5) | (4) |
| Stock-based compensation expense | (10) | (10) | (5) | (4) | (2,588) |
| Certain payroll taxes related to stock-based compensation (1) | — | — | — | — | (24) |
| Certain legal and regulatory accruals and settlements, net (2) | (18) | (13) | (1) | 7 | — |
| Reserves for sales and other indirect taxes (3) | 2 | (1) | (1) | 12 | 23 |
| Acquisition-related expenses | (7) | 4 | (1) | 5 | — |
| Other (4) | — | — | — | — | (3) |
| Adjusted total operating expenses | $ 415 | $ 451 | $ 419 | $ 423 | $ 422 |
| Total operating expenses as a percent of GTV (5) | 6.4 % | 6.4 % | 5.8 % | 5.5 % | 40.3 % |
| Adjusted total operating expenses as a percent of GTV (5) | 5.9 % | 6.1 % | 5.6 % | 5.7 % | 5.6 % |

(1) Represents employer payroll taxes related to the vesting and net settlement of certain RSUs, vesting of certain restricted stock, and net exercise of certain stock options in connection with our IPO.

(2) Represents certain legal, regulatory, and policy expenses related to worker classification matters.

(3) Represents sales and other indirect tax reserves, net of abatements, for periods in which we were unable to collect such taxes from customers. We believe this adjustment is useful for investors in understanding our operating performance because in these cases, the taxes were not intended to be a cost to us but rather are to be borne by the customers.

(4) Represents issuance costs related to the issuance of our Series A Preferred Stock.

(5) Totals of percent of GTV may not foot due to rounding.

Q3 2023

22